UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 31, 2015

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Following the closing on July 31, 2015 and effective August 1, 2015, pursuant to the Agreement and Plan of Merger, dated as of November 11, 2014 (the “Merger Agreement”), by and between BB&T Corporation, a North Carolina corporation (“BB&T” or the “Company”), and Susquehanna Bancshares, Inc., a Pennsylvania corporation (“Susquehanna”), Susquehanna was merged into BB&T, with BB&T as the surviving entity (the “Merger”). Immediately following the Merger, Susquehanna Bank, a Pennsylvania bank that was wholly owned by Susquehanna, was merged into Branch Banking and Trust Company, a North Carolina bank wholly owned by BB&T, with Branch Banking and Trust Company as the surviving entity.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Susquehanna common stock (other than shares held by BB&T, shares held in treasury by Susquehanna, and Susquehanna restricted stock) was converted into the right to receive (i) 0.253 shares of BB&T common stock, par value $5.00 per share, and (ii) $4.05 in cash for each share of Susquehanna common stock, par value $2.00 per share.

At the Effective Time, each option granted by Susquehanna to purchase shares of Susquehanna common stock fully vested and was converted into an option to purchase BB&T common stock on the same terms and conditions as were applicable prior to the Merger, subject to adjustment of the exercise price and the number of shares of BB&T common stock issuable upon exercise of such option as specified in the Merger Agreement. Immediately prior to the closing of the Merger, Susquehanna’s outstanding restricted stock awards and restricted stock unit awards became fully vested and were cancelled, and at the Effective Time entitled the holders thereof to receive cash consideration (based on the value of the Merger Consideration) for each share of Susquehanna common stock underlying such restricted stock award or restricted stock unit award, as specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Annex A to BB&T’s proxy statement/prospectus filed on January 21, 2015 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Under the terms of the Merger Agreement, at the Effective Time, William J. Reuter, the former Chairman and Chief Executive Officer of Susquehanna, and Christine Sears, a former director of Susquehanna, were appointed as directors of BB&T, subject to the policies of BB&T generally applicable to its board of directors, including its Corporate Governance Guidelines and the Director Resignation Policy set forth therein.

Item 8.01.	Other Events.

On August 3, 2015, BB&T issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION

Date: August 3, 2015	By:	/s/ Daryl N. Bible
	Name:	Daryl N. Bible
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2014 by and between BB&T Corporation and Susquehanna Bancshares, Inc. (attached as Annex A to BB&T’s proxy statement/prospectus filed on January 21, 2015 and incorporated herein by reference)

99.1	Press Release, dated August 3, 2015